As filed with the Securities and Exchange Commission on March 24, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RIVERVIEW FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	38-3917371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3901 North Front Street,

Harrisburg, Pennsylvania 17110

(Address of Principal Executive Offices)

RIVERVIEW FINANCIAL CORPORATION AMENDED AND RESTATED 2009 STOCK OPTION PLAN

(Full title of the plan)

Kirk D. Fox CEO 3901 North Front Street, Harrisburg, Pennsylvania 17110 717-957-2196	With a copy to: Kimberly J. Decker, Esq. Barley Snyder, LLP 126 East King Street Lancaster, Pa 17602 (717) 299-5201
Name, address and phone number of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “Large accelerated filer”, “accelerated filers” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	344,250	$11.325	$3,898,631	$393

(1)	Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares of common stock of Riverview Financial Corporation registered hereby as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock.
(2)	Determined, in accordance with Rule 457(c) and (h), upon the basis of the average of the bid and asked price reported on the OTC on March 22, 2016.

EXPLANATORY NOTE

Riverview Financial Corporation (the “Company”) initially filed a Registration Statement on Form S-8 (“Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the Riverview Financial Corporation Amended And Restated 2009 Stock Option Plan (the “Plan”) on November 12, 2015 (File No. 333-207953). In that filing, the Company registered 25,300 shares for issuance under the Plan. The Company hereby incorporates by reference its prior filed Form S-8 Registration Statement No. 333-207953. The Company is filing this Registration Statement to register an additional 344,250 shares of its no par value Common Stock for issuance pursuant to the exercise of stock options issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on the 24th day of March, 2016.

RIVERVIEW FINANCIAL CORPORATION

By:	/s/ Kirk D. Fox
Kirk D. Fox
CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Daniel R. Blaschak*	Director	March 24, 2016
Daniel R. Blaschak

/s/ Joseph D. Kerwin*	Director	March 24, 2016
Joseph D. Kerwin

/s/ John M. Schrantz*	Director	March 24, 2016
John M. Schrantz

/s/ David A. Troutman*	Director	March 24, 2016
David A. Troutman

/s/ Felix E. Bartush*	Director	March 24, 2016
Felix E. Bartush

/s/ Albert J. Evans*	Director	March 24, 2016
Albert J. Evans

/s/ Arthur M. Feld*	Director	March 24, 2016
Arthur M. Feld

/s/ Kirk D. Fox	Director, Chief Executive Officer (Principal Executive Officer)	March 24, 2015
Kirk D. Fox

/s/ R. Keith Hite*	Director	March 24, 2016
R. Keith Hite

/s/ David W. Hoover*	Director	March 24, 2016
David W. Hoover

/s/ James G. Ford, II*	Director	March 24, 2016
James G. Ford, II

/s/ Brett D. Fulk*	Director, President	March 24, 2016
Brett D. Fulk

/s/ Howard R. Greenawalt*	Director	March 24, 2016
Howard R. Greenawalt

/s/ William C. Yaag*	Director	March 24, 2016
William C. Yaag

/s/ Theresa M. Wasko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Offer)	March 24, 2016
Theresa M. Wasko

*	By Kirk D. Fox, power of attorney

EXHIBIT INDEX

4.2	Amended and restated 2009 Stock Option Plan. (Incorporated by reference to Exhibit 99.3 to Riverview’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 10, 2009) – previously filed.

5.1	Opinion of Barley Snyder re: legality

23.2	Consent of Smith Elliott Kearns & Company, LLC, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included as part of the signature page) – previously filed.